Exhibit 99.1

CUSIP No. 98986T 10 8	13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Zynga Inc. is filed on behalf of each of us.

Dated: February 11, 2014

INSTITUTIONAL VENTURE PARTNERS XII, L.P.

By: Institutional Venture Management XII, LLC

Its: General Partner

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

INSTITUTIONAL VENTURE MANAGEMENT XII, LLC

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps